TEKRA & TRIENT ACQUISITION Leaders In Technical Films Converting February 2020 © 2020 Schweitzer-Mauduit International, Inc.

Forward Looking Statements, Non- GAAP Disclosure, & Definitions This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws that are subject to the safe harbor created by such laws and other legal protections. Caution should be taken not to place undue reliance on any such forward-looking statements because actual results may differ materially from the results suggested by these statements. These forward-looking statements are made only as of the date of this presentation. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the period ended December 31, 2018 and those described from time to time in our periodic and other reports filed with the Securities and Exchange Commission, including the 8-K filed in conjunction with this acquisition announcement Certain financial measures and comments contained in this presentation are “non- GAAP” financial measures, specifically measures which exclude one or more of the following: restructuring and impairment expenses, depreciation and amortization, interest expense, tax provision (benefit), capital spending, capitalized software expenditures, purchase accounting adjustments, and tax valuation adjustments. We believe that investors’ understanding is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of our ongoing results of operations The following terms/abbreviations are used throughout the presentation and are defined as follows: AMS - Advanced Materials & Structures segment, EBITDA - earnings before interest taxes depreciation and amortization, TPU - thermoplastic polyurethane, PET - Polyethylene terephthalate © 2020 Schweitzer-Mauduit International, Inc. 2

Transaction Summary Tekra and Trient are strategic additions to SWM’s technical films business • Leaders in technical films converting, focused on high-value applications in medical, graphics, electronics, and automotive Tekra / Trient • Annual revenue ≈ $100 million, ≈ 16% EBITDA margin Overview • 3% - 4% stand-alone long-term sales growth + sales synergy potential • Assets are a PE-owned carve-out Purchase Price • $155 million transaction value, subject to closing adjustments/fees & Timing • Expected to close in March 2020 • Expected to be accretive to adjusted EPS in year 1 (≈ 9 months of ownership) • Purchase accounting expenses (mostly customer relationships amortization) to be Financial assessed at close, will be excluded from adjusted EPS Impact • Estimated 2020 transaction and integration expenses of ≈ $2 million • Financed through existing credit facility, consolidated pro forma net leverage (1) ≈ 2.7x (1) Net leverage is a non-GAAP financial measure and is defined as total debt less cash divided by trailing 12-month adjusted EBITDA, and is subject to certain adjustments per the terms of the Company’s credit agreement. © 2020 Schweitzer-Mauduit International, Inc. 3

Tekra and Trient Business Overview

SWM
engineered for tomorrow

Technical film converting businesses, focused on high-value specialty applications in a diverse set of attractive end-markets

Capabilities

Experience with a range of films and flexible materials: polyester/PET, polycarbonate, rigid vinyl, polystyrene, TPU, digital printing films

Converting: slitting, sheeting, laminating, die cutting, kitting and packaging, clean room environment

Coating: Customized solutions supported by extensive R&D staff, proprietary and branded formulations

Supports Critical Performance Features

Clarity	Matte / high-gloss finishes	Moisture resistance
Dry erase	Temperature resistance	FDA compliance
Anti-glare	Multi-layer lamination	Low iridescence
Bonding	Skin-to-skin contact	Sound abatement
Anti-fog	Ink adhesion	UV resistance
Durability	Pressure sensitivity	Layered assembly
Light diffusion	Puncture resistance	Vibration dampening

End- Markets

2019 Sales Breakdown
≈ $100 million



Medical
25%
Graphics & Digital Media
20%
Automotive
17%
Electronics
10%
Industrial / Other
28%

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High-Value Applications Similar to SWM, Tekra and Trient focus on critical components for a range of their customers’ specialty end-products Medical Automotive Diagnostic test strips: partners with medical OEM’s, Surface/display ehnancement: enhance appearances, beneficiary of health trends (e.g., glucose monitoring for mirror button adhesives, instrument clusters, interior LED diabetes) and disease control (e.g., Ebola) films, heads-up displays, lightweighting and safety trends Graphics & Digital Media Electronics Films for graphic printing/display: high visual and Substrates for flexible devices: membrane switch durability performance required, appliance overlays, high- components, conductive inks, flexible electronics, end digital printing, industrial formats digitization trend © 2020 Schweitzer-Mauduit International, Inc. 5

Strategic Fit & Synergies

Key competitive advantages align with SWM;
Capabilities complement AMS's extrusion technology;
Opportunity to leverage broader solutions set across customer base

Competitive Advantages That Drive Market Leadership	
SWM	Tekra & Trient
Manufacturing Expertise	☑
Operational Excellence	☑ + additional opportunities
Global Capabilities	☒ Opportunities
Customer Intimacy	☑

Adds complementary converting capabilities and broadens technical film portfolio

- Acquisition adds a suite of converting capabilities that enhance SWM's ability to customize products, consistent with company-wide focus on customer intimacy; opportunities beyond AMS's existing film operations
- Acquisition broadens expertise and creates access to additional film technologies and markets
- SWM's global film capacity investments demonstrate track record of internationalizing acquired businesses; target's facilities in Wisconsin

Long-term cross-selling synergy potential accessing Tekra/Trient customers, particularly Medical and Graphics, and vice versa

- Graphics: AMS has sub-scale TPU film presence in end-market; Tekra and Trient serve many customers in high-end graphics and digital printing
- Medical: AMS has presence, focused on woundcare and other niches; Tekra and Trient bring relationships with large medical customers

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Compelling Adjacency Acquisition fits SWM “sandbox” framework as an adjacency, further penetrating existing end-markets with new technologies End-markets/ Infrastructure & Add New Filtration Transportation Industrial Medical Tobacco Technologies Construction End-Markets Nets ✓ ✓ ✓ ✓ Films ✓ ✓ ✓ ✓ Similar assets & Fibers/Paper ✓ ✓ ✓ technologies (cost synergies) Non-Wovens ✓ ✓ ✓ Add New Expand capabilities and offerings in existing end-markets (commercial synergies) Technologies Converting TEKRA and TRIENT ✓ ✓ ✓ Last acquisition was “to-the-right”, with similar technologies driving strong cost synergies…Tekra and Trient is a downward adjacency, expanding our offerings in existing end-markets with commercial synergy potential © 2020 Schweitzer-Mauduit International, Inc. 7